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                                                                       Exhibit 5

                                March 31, 1999



PLATINUM technology International, inc.
1815 South Meyers Road
Oakbrook Terrace, Illinois  60181

Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as counsel for PLATINUM technology International, inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 3,328,112 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), issuable by the Company upon the exercise of options granted under the following stock option plans: Memco Software Ltd. 1996 Stock Option and Incentive Plan; Memco Software Ltd. 1996 Stock Option and Incentive Plan (II); Memco Software Ltd. 1997 Stock Option and Incentive Plan (III); Memco Software Ltd. 1998 Stock Option and Incentive Plan (IV); Network Information Technology, Inc. 1993 Stock Option Plan; and Network Information Technology, Inc. 1997 Equity Incentive Plan (collectively, the "Plans"). The Plans were assumed by the Company in connection with the Company's acquisition of Memco Software Ltd. (the "Acquisition"), and the options previously issued under the Plans converted into options to purchase Common Stock pursuant to the terms of the Agreement dated as of August 13, 1998, by and between the Company and Memco Software Ltd. (the "Acquisition Agreement").

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including:

     (1)  the Registration Statement;

     (2)  the Restated Certificate of Incorporation of the Company, as amended;

     (3)  the By-laws of the Company, as amended;

     (4)  the Plans;

     (5)  the Acquisition Agreement; and

     (6) the records of proceedings and actions of the Company's Board of Directors and stockholders.

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, it is our opinion that the 3,328,112 shares of Common Stock covered by the Registration Statement, when issued and delivered by the Company, will be legally issued, fully paid and non-assessable shares of Common Stock.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws. This opinion is solely for the information of the addressee hereof and is not to be quoted in full or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person without our prior written consent. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

                                       Very truly yours,

                                       /s/ KATTEN MUCHIN & ZAVIS